Exhibit 99.2

CONTRIBUTION AND DISTRIBUTION AGREEMENT
Dated as of April 30, 2026
This Contribution and Distribution Agreement (this “Agreement”) is made and entered into as of the date set forth above by and among: (i) LibreMax ABIF Partners, LP (the “ABIF Fund”); (ii) LibreMax GP, LLC, in its capacity as the general partner of the ABIF Fund (the “ABIF GP”); (iii) ICONIQ Capital, LLC (“ICONIQ Capital”); (iv) Glide Path Solutions 2024 LP (“GPS 2024”); (v) Glide Path Solutions 2025 LP (“GPS 2025”); (vi) Glide Path Solutions 2026 LP (“GPS 2026”, and together with GPS 2024 and GPS 2025, the “ICONIQ Funds”, each of which is managed by its investment manager, ICONIQ Capital, which acts on behalf of the ICONIQ Funds to effectuate the terms of this Agreement relating to the ICONIQ Funds); (vii) [                ]; (viii) [                 ] (“[         ]” and, together with the ICONIQ Funds and [       ], the “Contributors”); (ix) LibreMax Structured Opportunities Partners I, LP (the “Onshore Feeder Fund I”); (x) LibreMax Structured Opportunities Offshore Partners I, LP (the “Offshore Feeder Fund I”); (xi) LibreMax Structured Opportunities Partners II, LP (the “Onshore Feeder Fund II”); (xii) LibreMax Structured Opportunities Offshore Partners II, LP (the “Offshore Feeder Fund II”); (xiii) LibreMax Structured Opportunities Master Fund I, LP (the “Fund I Non‑ECI Master Fund”); (xiv) LibreMax Structured Opportunities GP, LLC, in its capacity as the general partner of the Onshore Feeder Fund I, the Onshore Feeder Fund II and the Fund I Non‑ECI Master Fund (the “Non‑ECI General Partner”); and (xv) LibreMax Structured Opportunities (ECI) GP, LLC, in its capacity as the general partner of the Offshore Feeder Fund I and the Offshore Feeder Fund II (the “ECI General Partner” and, together with the Non-ECI General Partner, each an “SOF GP” and collectively, the “SOF GPs”). The ABIF Fund, the ABIF GP, the Contributors, ICONIQ Capital, the Feeder Funds (as defined below), the Fund I Non‑ECI Master Fund and the SOF GPs are sometimes referred to herein collectively as the “Parties” and each, a “Party.”  Capitalized terms used herein but not defined herein shall have the meanings assigned to (i) the Limited Partnership Agreement of the ABIF Fund, dated April 30, 2026 (as the same may be amended and/or restated from time to time, the “ABIF Partnership Agreement”) and/or (ii) the applicable operating agreement of the Feeder Funds, as amended and/or restated from time to time, as applicable (each, an “SOF Agreement” and collectively, the “SOF Agreements”).
RECITALS:
WHEREAS, LibreMax Capital, LLC (the “Investment Manager”) is the manager of (i)  the ABIF Fund, (ii) the Fund I Non‑ECI Master Fund, (iii) the Onshore Feeder Fund I and the Offshore Feeder Fund I (collectively, the “Fund I Feeders”), (iv) the Onshore Feeder Fund II and the Offshore Feeder Fund II (collectively, the “Fund II Feeders” and together with Fund I Feeders, the “Feeder Funds”) and (v) the Fund I Non-ECI Master Fund;
WHEREAS, each of the Contributors holds limited partner interests in one or more of the Feeder Funds and/or the Fund I Non‑ECI Master Fund, in each case as set forth on Schedule A;
WHEREAS, the Contributors desire to contribute, assign, transfer and deliver to the ABIF Fund all of their respective right, title and interest in and to the interests described on Schedule A (collectively, the “Contributed Interests”) in exchange for limited partnership interests in the ABIF Fund (the “ABIF Interests”) based on the net asset value of, and corresponding to, the Contributed Interests as of the Effective Date (as defined below) (the “Contribution”);
WHEREAS, following the Contribution, the Parties desire that the ABIF Fund issue ABIF Interests to each Contributor in respect of, and corresponding to, such Contributor’s Contributed Interests as set forth herein (the “Distribution,” and together with the Contribution, the “Transactions”); and
WHEREAS, the Parties desire for the Transactions to be effective as of 11:59 p.m. (New York City time) on April 30, 2026 (the “Effective Date”).
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
Section 1. Contribution to the ABIF Fund and Distribution of ABIF Interests.
(a) Contribution. As of the Effective Date, each Contributor hereby contributes, assigns, transfers and delivers to the ABIF Fund all of such Contributor’s right, title and interest in and to the Contributed Interests set forth opposite such Contributor’s name on Schedule A.
(b) Issuance of ABIF Interests. In exchange for the Contributed Interests, the ABIF Fund hereby issues to each Contributor ABIF Interests corresponding to and equal in value to the Contributed Interests, and each Contributor shall be admitted as a Limited Partner of the ABIF Fund.
(c) No Fees. With respect to the ABIF Interests, the Contributors (i) shall not be subject to any make-up payment and/or management fee otherwise with respect to their ABIF Interests, and (ii) shall not, subject to Section 1(d), be subject to any performance allocation or fee, carried interest or similar performance-based compensation payable to the ABIF GP, the SOF GPs, Investment Manager or any of their affiliates.
(d) Carry Distributions to SOF GPS. Each Contributor acknowledges that the SOF GPs will be entitled to a one-time carried interest distribution made in cash pursuant to the SOF Agreements upon the occurrence of LibreMax Asset-Backed Income Fund’s (the “Fund”) acquisition of the assets of the Fund I Non‑ECI Master Fund, LibreMax Structured Opportunities (ECI) Master Fund I, LP, LibreMax Structured Opportunities Master Fund II, LP and LibreMax Structured Opportunities (ECI) Master Fund I, LP in exchange for Class I voting common shares in the Fund, which such transaction shall be made in accordance with the agreement and plan of exchange, dated as of April 30, 2026. Each Contributor acknowledges it will indirectly bear such carried interest allocation to the SOF GPs described in the preceding sentence through its ABIF Interests.

(e) No Capital Commitment or Capital Contribution. Aside from the contribution of the Contributed Interests, neither the ABIF Interests nor the Contributors will be subject to any requirement to make any capital commitment or fund any capital contribution or follow-on investment, unless otherwise agreed to with a Contributor and the Investment Manager or the ABIF GP.
            (f)            Acknowledgment by Contributors. Each of the Contributors hereby acknowledges and agrees that upon such time as each Contributor is admitted to the ABIF Fund and becomes the direct holder of such ABIF Interests, it shall hold such ABIF Interests subject to the terms and conditions of the ABIF Partnership Agreement.
Section 2. Consents.
(a) SOF GPs Consent. The applicable SOF GP, in its capacity as general partner of the relevant Feeder Fund and Fund I Non-ECI Master Fund, hereby consents to (i) the Contribution, (ii) the Distribution, and (iii) all other applicable transactions described herein requiring the consent of the SOF GPs.
(b) ABIF GP Consent. The ABIF GP, in its capacity as general partner of the ABIF Fund, hereby consents to (i) the acceptance of the Contributed Interests by the ABIF Fund, (ii) the issuance of the ABIF Interests to the Contributors pursuant to Section 1, and (iii) all other applicable transactions described herein requiring the consent of the ABIF GP.
(c) Contributor Consents. Each Contributor, individually and not on a joint and several basis, hereby consents to all transactions contemplated by this Agreement, including to receive the Distribution and to execute (or cause to be executed) such documentation as may reasonably be required to be admitted (directly or indirectly) as a Limited Partner of the ABIF Fund with respect to the ABIF Interests distributed to it, in each case subject to the ABIF Partnership Agreement. For the avoidance of doubt, each Contributor hereby authorizes the applicable SOF GP and the ABIF GP to exercise their respective powers of attorney under the applicable SOF Agreement(s) and the ABIF Partnership Agreement, respectively, to effectuate the transactions contemplated by this Agreement on behalf of the Contributors.
Section 3. Expenses. LibreMax Capital, LLC (the “Investment Manager”) will bear all of the administrative and other expenses (including legal and accounting fees and expenses) that are incurred in connection with the Transactions.
Section 4. Representations.
(a) Authority. Each Party represents that it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
(b) Authorization. Each Party represents that the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on its part.
(c) No Reliance. Each Party acknowledges that it has read this Agreement and has executed it without relying upon any statements, representations, or warranties, written or oral, not expressly set forth herein.
Section 5. Forum. To the fullest extent permitted by applicable law, in the event of any proceeding arising out of the terms and conditions of this Agreement, the parties hereto irrevocably (i) consent and submit to the exclusive jurisdiction of the Supreme Court, State of New York, New York County and of the U.S. District Court for the Southern District of New York, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such a proceeding must be heard and determined exclusively in the Supreme Court, State of New York, New York County or the U.S. District Court for the Southern District of New York. Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
Section 6. Choice of Law. This Agreement shall be governed by and construed under the laws of the State of Delaware applicable to contracts made and to be entirely performed in such state.
Section 7. Execution of Other Documents. Each Party agrees to do such further acts and execute such further documents, if any, as may reasonably be required by the Investment Manager, the SOF GPs and/or the ABIF GP to effect the Transactions described herein.
Section 8. Entire Agreement. It is expressly understood and agreed that this Agreement (together with the SOF Agreements, the ABIF Partnership Agreement and any applicable side letters) contains the entire agreement and understanding concerning the subject matter herein, and supersedes and replaces all prior negotiations and agreements between the Parties hereto, whether written or oral, with respect to the subject matter hereof. The Parties hereto acknowledge that they have read this Agreement and have executed it without relying upon any statements, representations, or warranties, written, or oral, not expressly set forth herein.
Section 9. Counterparts. Counterparts may be executed through the use of separate signature pages or in any number of counterparts with the same effect as if the Parties executing such counterparts had all executed one counterpart. Each Party understands and agrees that any portable document format (PDF) file, facsimile or other reproduction of its signature on any counterpart (including DocuSign) shall be equal to and enforceable as its original signature and that any such reproduction shall be a counterpart hereof that is fully enforceable in any court or arbitral panel of competent jurisdiction.
Section 10. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed amended to conform with such applicable law. Any provision hereof that is held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

Section 11. Headings. The headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement. References to “Section” in this Agreement shall be deemed to refer to the indicated Section of this Agreement, unless the context indicates otherwise.
Section 12. Waiver of Jury Trial. Each Party knowingly, voluntarily and intentionally waives its right to a trial by jury to the fullest extent permitted by applicable law in any proceeding arising out of the terms and conditions of this Agreement. This waiver applies to any proceeding, whether sounding in contract, tort or otherwise. Each Party acknowledges that it has received the advice of competent counsel.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.
LIBREMAX ABIF PARTNERS, L.P.
By: LibreMax GP, LLC, its general partner
By:  /s/ Frank Bruttomesso
Name: Frank Bruttomesso
Title:   Authorized Signatory

LIBREMAX GP, LLC
By:  /s/ Frank Bruttomesso
Name: Frank Bruttomesso
Title:   Authorized Signatory

LIBREMAX STRUCTURED OPPORTUNITIES PARTNERS I, LP
By: LibreMax Structured Opportunities GP, LLC, its General Partner
By: LibreMax Parent GP, LLC, its Managing Member
By:  /s/ Frank Bruttomesso
Name: Frank Bruttomesso
Title:   Authorized Signatory

LIBREMAX STRUCTURED OPPORTUNITIES OFFSHORE PARTNERS I, LP
By: LibreMax Capital, LLC, its Managing Member
By:  /s/ Frank Bruttomesso
Name: Frank Bruttomesso
Title:   Authorized Signatory

LIBREMAX STRUCTURED OPPORTUNITIES MASTER FUND I, LP
By: LibreMax Structured Opportunities GP, LLC, its General Partner
By: LibreMax Parent GP, LLC, its Managing Member
By:  /s/ Frank Bruttomesso
Name: Frank Bruttomesso
Title:   Authorized Signatory

LIBREMAX STRUCTURED OPPORTUNITIES PARTNERS II, LP
By: LibreMax Structured Opportunities GP, LLC, its General Partner
By: LibreMax Parent GP, LLC, its Managing Member
By:  /s/ Frank Bruttomesso
Name: Frank Bruttomesso
Title:   Authorized Signatory

LIBREMAX STRUCTURED OPPORTUNITIES OFFSHORE PARTNERS II, LP
By: LibreMax Capital, LLC, its Managing Member
By:  /s/ Frank Bruttomesso
Name: Frank Bruttomesso
Title:   Authorized Signatory

LIBREMAX STRUCTURED OPPORTUNITIES GP, LLC, ITS GENERAL PARTNER
By: LibreMax Parent GP, LLC, its Managing Member
By:  /s/ Frank Bruttomesso
Name: Frank Bruttomesso
Title:   Authorized Signatory

LIBREMAX STRUCTURED OPPORTUNITIES (ECI) GP, LLC, ITS GENERAL PARTNER
By: LibreMax Capital, LLC, its Managing Member
By:  /s/ Frank Bruttomesso
Name: Frank Bruttomesso
Title:   Authorized Signatory

LIBREMAX CAPITAL, LLC
By:  /s/ Frank Bruttomesso
Name: Frank Bruttomesso
Title:   Authorized Signatory

ICONIQ Capital, LLC
By:  /s/ Louis D. Thorne
Name: Louis D. Thorne
Title:   Authorized Signatory

GLIDE PATH SOLUTIONS 2024 LP

By: ICONIQ Capital, LLC, its investment manager
By:  /s/ Louis D. Thorne
Name: Louis D. Thorne
Title:   Authorized Signatory

GLIDE PATH SOLUTIONS 2025 LP

By: ICONIQ Capital, LLC, its investment manager
By:  /s/ Louis D. Thorne
Name: Louis D. Thorne
Title:   Authorized Signatory

GLIDE PATH SOLUTIONS 2026 LP

By: ICONIQ Capital, LLC, its investment manager
By:  /s/ Louis D. Thorne
Name: Louis D. Thorne
Title:   Authorized Signatory

Schedule A

Contributor	Contributed Interests
Glide Path Solutions 2024 LP	(i) LibreMax Structured Opportunities Offshore Partners I, LP; (ii) LibreMax Structured Opportunities Partners II, LP; and (iii) LibreMax Structured Opportunities Offshore Partners II, LP
Glide Path Solutions 2025 LP	LibreMax Structured Opportunities Partners I, LP
Glide Path Solutions 2026 LP	LibreMax Structured Opportunities Offshore Partners I, LP
[ ]	[ ]
[ ]	[ ]